                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                         VISTA INFORMATION SOLUTIONS, INC.
                  (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------------
[ ]  Fee paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:

          ---------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     3)   Filing Party:

          ---------------------------------------------------------------------
     4)   Date Filed:


          ---------------------------------------------------------------------

                         VISTA INFORMATION SOLUTIONS, INC.,

                                --------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  October 27, 1998

                            ---------------------------

     The Annual Meeting of the Stockholders of VISTA Information Solutions, Inc., a Delaware corporation (the "Company"), will be held at the La Jolla Marriott located at 4249 La Jolla Village Drive, San Diego, California, beginning at 2:00 p.m. on October 27, 1998, for the following purposes:

     1. To elect seven persons to serve as directors of the Company until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting.

     The record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof is the close of business on September 18, 1998. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available at the offices of the Company for examination during business hours by any stockholder for any purpose relating to the meeting.

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors


                                   /s/ E. Stevens Hamilton

                                   E. Stevens Hamilton
                                   CHIEF FINANCIAL OFFICER AND SECRETARY

September 25, 1998
San Diego, California

                         VISTA INFORMATION SOLUTIONS, INC.
                                5060 SHOREHAM PLACE
                            SAN DIEGO, CALIFORNIA 92122

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD October 27, 1998


                                    INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VISTA Information Solutions, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held October 27, 1998, and any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the La Jolla Marriott located at 4249 La Jolla Village Drive, San Diego, California, on October 27, 1998 at 2:00 p.m., local time. The Company expects that this proxy material will be mailed to shareholders on or about September 25, 1998.

     A Proxy Card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's outstanding stock will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's outstanding stock.

     Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by stockholders. Proxies that are signed by stockholders but that lack any such specification will be voted, subject to limitations set forth under the heading "Voting of Shares," in favor of the election of each of the nominees set forth in this Proxy Statement and in the discretion of the Proxy holders as to any other proposals that may be presented at the Annual Meeting.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES CONTAINED IN THIS PROXY STATEMENT.

                                  VOTING OF SHARES

     The securities which can be voted at the Annual Meeting consist of the Company's Common Stock, par value $0.001 per share ("Common Stock"), Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred"), Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred"), Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred"), Series E Convertible Preferred Stock, par value $0.001 per share (the "Series E Preferred"), and Series F Convertible Preferred Stock, par value $0.001 per share (the "Series F Preferred") (the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are collectively referred to hereinafter as the "Preferred Stock"). Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders at the Annual Meeting. Each share of Preferred Stock entitles its owner to one vote for each of the underlying shares of Common Stock into which the Preferred Stock is convertible ("Common Stock Equivalents") on each matter submitted to the stockholders at the Annual Meeting. The shares of Series B Preferred, Series C Preferred and Series D Preferred are currently convertible to Common Stock at the rate of 5.2965 shares of Common Stock for each share of Preferred Stock. The shares of Series E Preferred Stock are currently convertible into Common Stock at the rate of 250 shares of Common Stock for each share of Series E Preferred Stock. The shares of Series F Preferred Stock are currently convertible into Common Stock at the rate of
156.986 shares of Common Stock for each share of Series F Preferred Stock. Holders of shares of Common Stock and Preferred Stock are not entitled to cumulate voting rights.

     The record date for determining the holders of Common Stock and Preferred Stock entitled to notice of and to vote at the Annual Meeting is September 18, 1998. On the record date, 10,880,693 shares of Common Stock were outstanding and eligible to be voted at the Special Meeting and 625,384 shares of Preferred Stock (equal to 3,312,346 Common Stock Equivalents) were outstanding and eligible to be voted at the Annual Meeting. The holders of a majority of the shares entitled to vote, either represented in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business. In general, shares of Common Stock and Preferred Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote).

     Directors will be elected by a favorable vote of a plurality of the shares present and entitled to vote. Accordingly, abstentions or "broker non-votes" as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

                  PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP
                                   OF MANAGEMENT

                     COMMON STOCK AND COMMON STOCK EQUIVALENTS

     The following table sets forth information regarding the beneficial ownership of Common Stock and Common Stock Equivalents of the Company as of September 21, 1998 (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock and Common Stock Equivalents or the combined total voting power of all classes of capital stock of the Company on a fully diluted, as converted basis, (b) by each director,
(c) by the Chief Executive Officer and the two other executive officers named in the Summary Compensation Table (the "Designated Executive Officers"), and (d) by all executive officers and directors of the Company as a group.



                                                            NUMBER OF            PERCENT OF CLASS
                                                       SHARES BENEFICIALLY           OWNED(2)
 NAME                                                       OWNED(1)
-------------------------------------------------------------------------------------------------

 Paul S. Bachow.................................          1,972,270 (3)               17.9%
      3 Bala Plaza East
      Suite 502
      Bala Cynwyd, PA 19004

 Paul S. Bachow Co-Investment Fund, L.P. .......          1,398,897 (4)               12.7%
      3 Bala Plaza East
      Suite 502
      Bala Cynwyd, PA 19004


                                        2

 Sunwestern Managers, Inc. .....................           836,653 (5)                 7.6%
      Three Forest Plaza
      Suite 1300
      12221 Merit Drive
      Dallas, TX 75251

 Martin F. Kahn.................................           115,893 (6)                 1.1%
      Cadence Information Associates
      767 Fifth Avenue
      43rd Floor
      New York, NY 10153

 Thomas R. Gay..................................         1,116,471 (7)                10.1%
      5060 Shoreham Place
      Suite 300
      San Diego, CA 92122

 Earl Gallegos..................................             5,000 (8)                   *
      4785 Nomad Drive
      Woodland Hills, CA  91364

 Jay D. Seid....................................         1,398,897 (9)                12.7%
      3 Bala Plaza East
      Suite 502
      Bala Cynwyd, PA 19004

 Patrick A. Rivelli.............................           842,987 (10)                7.6%
      Three Forest Plaza, Suite 1300
      12221 Merit Dr.
      Dallas, TX 75251

 Richard J. Freeman.............................           594,075 (11)                5.4%
      Century Capital Management
      One Liberty Square
      Boston, MA 02109

 Century Capital Partners, L. P. ...............           594,075 (12)                5.4%
      Century Capital Management
      One Liberty Square
      Boston, MA 02109

 First Century Partnership III .................           817,970 (13)                7.4%
      One Palmer Square, Suite 425
      Princeton, NJ 08542

 SIRROM Capital Corporation.....................         1,596,481 (14)               14.5%
      500 Church St., #200
      Nashville, TN 37219

 Craig MacNab...................................         1,596,481 (15)               14.5%
      500 Church St., #200
      Nashville, TN 37219


                                        3


 Robert Boscamp.................................             7,500 (16)                  *


 Rho Management Partners L.P. ..................           876,064 (17)                7.9%
      767 Fifth Avenue
      New York, NY 10153

 E. Stevens Hamilton............................            50,000 (18)                  *
      5060 Shoreham Place, #300
      San Diego, CA  92122

 Howard Shuster.................................            33,333 (19)                  *
      5060 Shoreham Place, #300
      San Diego, CA  92122

 All current directors and executive officers as    3,479,927 (6) (7) (8) (9)         31.6%
 a group (11 persons)...........................    (10) (11) (12) (13) (18) (20)

-------------------------

*Less than l%.

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants or the conversion of Preferred Stock into Common Stock.

(2) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Company and (ii) shares of Common Stock that such person has the right to acquire within 60 days, whether by the exercise of options or warrants or the conversion of Preferred Stock into Common Stock.

(3) Includes 1,398,897 shares of Common Stock beneficially owned by Paul S. Bachow Co-Investment Fund, L.P., 58,824 shares of Common Stock Mr. Bachow has the right to acquire upon the exercise of options and 332,324 shares of Common Stock Mr. Bachow has the right to acquire upon the conversion of 62,744 shares of Series B Preferred.

(4) Includes 726,976 shares of Common Stock the Paul S. Bachow Co-Investment Fund, L.P. has the right to acquire upon the conversion of 137,256 shares of Series B Preferred, 495,551 shares of Common Stock the Paul S. Bachow Co-Investment Fund, L.P. has the right to acquire upon conversion of 93,562 shares of Series D Preferred and 153,677 shares of Common Stock the Paul S. Bachow Co-Investment Fund, L.P. has the right to acquire upon the exercise of stock options.

(5) Includes 286,271 shares of Common Stock beneficially owned by Mapleleaf Capital, Ltd., 285,955 shares of Common Stock beneficially owned by Sunwestern Cayman 1988 Partners and 264,387 shares of Common Stock beneficially owned by Sunwestern Investment Fund III.

(6) Includes 436 shares of Common Stock held by Cadence Management, L.P. ("Cadence"), of which Mr. Kahn serves as the sole general partner, and 115,457 shares of Common Stock that Cadence has the right to acquire upon exercise of stock options.

(7) Includes 861,834 shares of Common Stock beneficially owned by Mr. Gay, 176,436 shares of Common Stock that Mr. Gay has the right to acquire upon the exercise of options and 78,201 shares of Common Stock that Mr. Gay has the right to acquire upon the exercise of warrants.

(8) Includes 5,000 shares of Common Stock which Mr. Gallegos has the right to acquire upon the exercise of stock options.

(9) Includes 1,398,897 shares of Common Stock beneficially owned by the Paul S. Bachow Co-Investment Fund, L.P.; however, Mr. Seid disclaims beneficial ownership of such shares. Mr. Seid is a Managing Director of Bachow & Associates and has investment power with respect to the shares held by the Paul S. Bachow Co-Investment Fund, L.P.

(10) Includes 5,980 shares of Common Stock held jointly by Mr. Rivelli and his wife. Also includes 836,653 shares of Common Stock beneficially owned by Sunwestern Managers, Inc. Mr. Rivelli and James Silcock are the general partners of Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., and are equal shareholders of Sunwestern Managers, Inc., the attorney in fact for Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., having the power to vote and direct the voting of the shares held. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934,
      Mr. Rivelli may be deemed to share beneficial ownership with respect to the shares held by for Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd.; however, Mr. Rivelli disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(11) Includes 594,075 shares of Common Stock beneficially owned by Century Capital Partners, L. P. Mr. Freeman disclaims beneficial ownership of such shares. Mr. Freeman is a Vice President of Century Capital Partners, L. P. and has investment power with respect to the shares held.

(12) Includes 104,655 shares of Common Stock owned by Century Capital Partners, L. P., 12,500 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of options, 80,477 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of warrants and 396,443 shares Century Capital Partners, L. P. has the right to acquire upon conversion of 74,850 shares of Series D Preferred.

(13) Includes 97,458 shares of Common Stock owned by First Century Partnership III, 19,536 shares of Common Stock First Century
      Partnership III has the right to acquire upon exercise and conversion of warrants to purchase 3,689 shares of Series C Preferred and 700,976 shares of Common Stock First Century Partnership III has the right to acquire upon the conversion of 110,198 shares of Series C Preferred.

(14) Includes 579,016 shares of Common Stock beneficially owned by SIRROM Capital Corporation, 625,000 shares of Common Stock SIRROM Capital Corporation has the right to acquire upon conversion of Series E Preferred Stock and 392,465 shares of Common Stock SIRROM Capital Corporation has the right to acquire upon conversion of Series F Preferred Stock.

(15) Includes 1,596,481 shares of Common Stock beneficially owned by SIRROM Capital Corporation. Mr. MacNab disclaims beneficial ownership of such shares. Mr. MacNab is President of Tandem Capital, a wholly owned subsidiary of SIRROM Capital Corporation.

(16) Includes 7,500 shares of Common Stock Mr. Boscamp has the right to acquire upon exercise of options.

(17) Includes 428,282 shares of Common Stock beneficially owned by Rho Management Trust I (formerly Gibraltar Trust) and 447,782 shares of Common Stock beneficially owned by Rho Management Trust III (formerly U.S. Trust). Rho Management Partners L.P. exercises sole voting and investment control of shares owned by Rho Management Trust I and Rho Management Trust III.

(18) Includes 50,000 shares of Common Stock Mr. Hamilton has the right to acquire upon exercise of options.

(19) Includes 33,333 shares of Common Stock Mr. Shuster has the right to acquire upon the exercise of options.

(20) Includes 177,765 shares of Common Stock and 30,000 shares of Common Stock that executive officers have the right to acquire upon the exercise of stock options.

SERIES B PREFERRED

     The following table sets forth information regarding the beneficial ownership of the Company's Series B Preferred as of September 18, 1998 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series B Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all executive officers and directors of the Company as a group.


                                                                             NUMBER OF
                                                                        SHARES BENEFICIALLY    PERCENT OF
 NAME(1)                                                                     OWNED(2)         CLASS OWNED(3)
------------------------------------------------------------------------------------------------------------
 Paul S. Bachow.......................................................      200,000 (4)            100%
       3 Bala Plaza East, Suite 502
       Bala Cynwyd, PA 19004

 Paul S. Bachow Co-Investment Fund, L.P. .............................      137,256               68.6%
       3 Bala Plaza East, Suite 502
       Bala Cynwyd, PA 19004

 Jay D. Seid..........................................................      137,256 (5)           68.6%
      3 Bala Plaza East, Suite 502
      Bala Cynwyd, PA  19004

 All current directors and executive officers as a group (9 persons)..      137,256 (5)           68.6%

-------------------------

*Less than l%.


(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series B Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Series B Preferred and (ii) shares of Series B Preferred that such person has the right to acquire within 60 days by the exercise of options or warrants.

(4) Includes 137,256 shares of Series B Preferred beneficially owned by the Paul S. Bachow Co-Investment Fund, L.P.

(5) Includes 137,256 shares of Series B Preferred beneficially owned by the Paul S. Bachow Co-Investment Fund, L.P.; however, Mr. Seid disclaims beneficial ownership of such shares. Mr. Seid is a Vice President of Bachow & Associates and has investment power with respect to the shares held by the Paul S. Bachow Co-Investment Fund, L.P.

SERIES C PREFERRED

     The following table sets forth information regarding the beneficial ownership of the Company's Series C Preferred as of September 18, 1998 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series C Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all executive officers and directors of the Company as a group.



                                                                             NUMBER OF        PERCENT OF
                                                                        SHARES BENEFICIALLY      CLASS
NAME(1)                                                                      OWNED(2)           OWNED(3)
----------------------------------------------------------------------------------------------------------
 First Century Partnership III.......................................       136,036 (4)          36.0%
      One Palmer Square, Suite 425
      Princeton, NJ 08542

 Hudson Trust............ ...........................................        94,873 (5)          26.0%
      c/o Pyrenees Management Co., Inc.
      Suite 445, The Office Center
      666 Plainsboro Road
      Plainsboro, NJ 08536

 Cox Enterprises, Inc., Pension Plan.................................        30,740(6)            8.0%
      1400 Lake Hearn Drive
      Atlanta, GA 30319

 Rho Management Trust III (formerly U.S. Trust)......................        84,543 (7)          23.0%
      c/o Rho Management Company
      767 Fifth Avenue
      New York, NY 10153

 All current directors and executive officers as a group (11 persons)             0                 *

-------------------------

*Less than 1%.

(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series C Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Series C Preferred and (ii) shares of Series C Preferred that such person has the right to acquire within 60 days by the exercise of options or warrants.

(4) Includes 132,347 shares of Series C Preferred held of record by First Century Partnership III and 3,689 shares of Series C Preferred that First Century Partnership III has the right to acquire upon the exercise of warrants.

(5) Includes 94,873 shares of Series C Preferred held of record by the Hudson Trust.

(6) Includes 29,907 shares of Series C Preferred held of record by Cox Enterprises, Inc., Pension Plan and 833 shares of Series C Preferred that Cox Enterprises, Inc., Pension Plan has the right to acquire upon the exercise of warrants.

(7) Includes 84,543 shares of Series C Preferred held of record by Rho Management Trust III.

SERIES D PREFERRED

     The following table sets forth information regarding the beneficial ownership of the Company's Series D Preferred as of September 18, 1998 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series D Preferred, (b) by each director, (c) by each Designated Executive Officer, and (d) by all executive officers and directors of the Company as a group.


                                                      NUMBER OF
                                                 SHARES BENEFICIALLY     PERCENT OF
 NAME(1)                                               OWNED(2)         CLASS OWNED(3)
----------------------------------------------------------------------------------------
 Paul S. Bachow...................................     93,562 (4)           50.0%
      3 Bala Plaza East, Suite 502
      Bala Cynwyd, PA 19004

 Paul S. Bachow Co-Investment Fund, L.P. .........     64,210               34.3%
      3 Bala Plaza East, Suite 502
      Bala Cynwyd, PA 19004

 Century Capital Partners, L.P. ..................     74,850               40.0%
      One Liberty Square
      Boston, MA 02109

 Cox Enterprises, Inc., Pension Plan..............     18,712               10.0%
      1400 Lake Hearn Drive
      Atlanta, GA 30319

 Jay D. Seid......................................     64,210 (5)           34.3%
      3 Bala Plaza East, Suite 502
      Bala Cynwyd, PA  19004

 All current directors and executive officers
 as a group (11 persons)..........................     64,210 (5)           34.3%

-------------------------

*Less than 1%.

(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series D Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Series D Preferred and (ii) shares of Series D Preferred that such person has the right to acquire within 60 days, whether by the exercise of options or warrants.

(4) Includes 64,210 shares of Series D Preferred beneficially owned by the Paul S. Bachow Co-Investment Fund, L.P.

(5) Includes 64,210 shares of Series D Preferred beneficially owned by the Paul S. Bachow Co-Investment Fund, L.P.. Mr. Seid is a Vice President of Bachow & Associates and has investment power with respect to the shares held by the Paul S. Bachow Co-Investment Fund, L.P.

     SERIES E PREFERRED

     The following table sets forth information regarding the beneficial ownership of the Company's Series E Preferred as of September 18, 1998 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series E Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all executive officers and directors of the Company as a group.


                                                      NUMBER OF
                                                 SHARES BENEFICIALLY     PERCENT OF
 NAME(1)                                              OWNED(2)         CLASS OWNED(3)
---------------------------------------------------------------------------------------
 SIRROM Capital Corporation                             2,500              100.0%
 500 Church Street, #200
 Nashville, TN  37219

 Craig MacNab                                           2,500(4)           100.0%
 500 Church Street, #200
 Nashville, TN  37219

 All current directors and executive officers
 as a group (11 persons)...........................         0                  *

-------------------------
*Less than 1%.

(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series E Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Series E Preferred and (ii) shares of Series E Preferred that such person has the right to acquire within 60 days, whether by the exercise of options or warrants.

(4) Includes 2,500 shares owned by SIRROM Capital Corporation ("SIRROM"). Mr. MacNab is the President of Tandem Capital, a wholly-owned subsidiary of SIRROM. Mr. MacNab disclaims beneficial ownership of the shares owned by SIRROM.

SERIES F PREFERRED

     The following table sets forth information regarding the beneficial ownership of the Company's Series F Preferred as of September 18, 1998 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series F Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all executive officers and directors of the Company as a group.



                                                      NUMBER OF
                                                 SHARES BENEFICIALLY     PERCENT OF
 NAME(1)                                               OWNED(2)         CLASS OWNED(3)
--------------------------------------------------------------------------------------
 SIRROM Capital Corporation                             2,500              100.0%
 500 Church Street, #200
 Nashville, TN  37219

 Craig MacNab                                           2,500(4)           100.0%
 500 Church Street, #200
 Nashville, TN  37219

 All current directors and executive officers               0                  *
 as a group (11 persons)

-------------------------
*Less than 1%.

(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series F Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Series F Preferred and (ii) shares of Series F Preferred that such person has the right to acquire within 60 days, whether by the exercise of options or warrants.

(4) Includes 2,500 shares owned by SIRROM Capital Corporation ("SIRROM"). Mr. MacNab is the President of Tandem Capital, a wholly-owned subsidiary of SIRROM. Mr. MacNab disclaims beneficial ownership of the shares owned by SIRROM.

                               ELECTION OF DIRECTORS

NOMINATION

     Pursuant to the Company's Bylaws, seven directors serve on the Company's Board of Directors. The Company has nominated Messrs. Boscamp, Freeman, Gallegos and Gay; the holders of Series B Preferred have nominated Mr. Seid; and the holders of Series C Preferred have nominated Messrs. Kahn and Rivelli to serve as directors of the Company until the next annual meeting of shareholders or until their earlier death, resignation or removal from office. Each of the seven nominees is presently a member of the Board of Directors and has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors, the holders of the Series B Preferred or the Series C Preferred, as the case may be, may designate a substitute nominee or nominees (in which case the persons named on the enclosed Proxy Card will vote all valid proxies for the election of such substitute nominee or nominees), or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located.

INFORMATION ABOUT NOMINEES

     The names of the nominees and their ages as of September 18, 1998, are set forth below. The Board of Directors recommends that shareholders vote FOR the election of the seven nominees listed below as directors of the Company.



Name                     Age       Principal Occupation
----                     ---       --------------------
Jay D. Seid              37        Managing Director, Bachow & Associates
Martin F. Kahn           47        President, Cadence Information Associates
Thomas R. Gay            52        Chief Executive Officer
Robert Boscamp           50        President and CEO, Axiom Power Solutions, Inc.
Earl Gallegos            40        Principal, Earl Gallegos Management
Patrick A. Rivelli       61        General Partner of Sunwestern Investment Fund
Richard J. Freeman       45        Vice President, Century Capital Management

 NOMINEES TO BE ELECTED BY HOLDERS OF COMMON STOCK AND SERIES D PREFERRED

     Pursuant to terms of the Company's Certificate of Incorporation, the holders of the Series D Preferred are entitled to vote the number of shares of Common Stock into which the shares of Series D Preferred are convertible at such time together with the holders of shares of Common Stock, voting separately as a class, in the election of any directors of the Company other than the directors elected by the holders of the shares of the Series B Preferred or the Series C Preferred. The Board of Directors have nominated Messrs. Freeman, Gay, Boscamp and Gallegos to serve as directors elected by holders of the Common Stock and Series D Preferred.

     RICHARD J. FREEMAN has served as a director of the Company since October 1996. Since 1993, Mr. Freeman has been Vice President of Century Capital Management. For the preceding 18 years, he held various investment management positions with Kemper Financial Services, First Chicago Corp. and Metropolitan Life Insurance Company. Mr. Freeman has also served with the State of Michigan Insurance Bureau and Treasury Department.

     THOMAS R. GAY has served as a director and as President and Chief Executive Officer of the Company since the merger of the Company with its wholly-owned subsidiary, VISTA Environmental Information, Inc. ("VISTA Environmental") in February 1995 (the "VISTA Merger"). Mr. Gay was a co-founder of VISTA Environmental and served as the President and CEO of VISTA Environmental from August 1991 to February 1995. From 1988 to August 1991, Mr. Gay served as President of National Decisions Systems, a company involved in marketing information products, databases and software, which he also co-founded.

     ROBERT BOSCAMP has served as a director of the Company since October 1997. Since 1995, Mr. Boscamp has been the President and Chief Executive Officer of Axiom Power Solutions, Inc., a marketer of energy related products and a wholly-owned subsidiary of Arizona Public Service. From 1990 to 1995, Ms. Boscamp founded and developed EcoGroup, a provider of information and market consulting services to the utilities industry. EcoGroup was subsequently acquired by Trans Union Corporation, an information services leader. Prior to founding EcoGroup, Mr. Boscamp founded Enercom, a utility consulting firm, which was subsequently acquired by Equifax, Inc., a leading provider of information services.

     EARL GALLEGOS has served as a director of the Company since January 1998. In 1995, Mr. Gallegos founded, and since that time has served as the principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations. Prior to

1995, Mr. Gallegos held various management positions, including Vice President of Operations, within the Pacific Rim Assurance Company.

NOMINEE TO BE ELECTED BY THE HOLDERS OF SERIES B PREFERRED

     Pursuant to the Company's Certificate of Incorporation, the holders of the Series B Preferred, voting separately as a class, are entitled to elect one director. The holders of the Series B Preferred have notified the Company that Mr. Jay Seid is the Series B Preferred nominee.

     JAY D. SEID has served as Chairman of the Board of Directors of the Company since October 1996, and as a director since 1995. Since January 1996, Mr. Seid has served as Managing Director of Bachow & Associates, Inc., an investment company. From December 1992 to December 1996, Mr. Seid served as Vice President of Bachow and Associates. From May 1988 to December 1992, Mr. Seid served as President and General Counsel of Judicate, Inc., a publicly traded provider of alternative dispute resolution services.

NOMINEES TO BE ELECTED BY THE HOLDERS OF SERIES C PREFERRED

     Pursuant to the Company's Amended and Restated Articles of Incorporation, the holders of the Series C Preferred, voting separately as a class, are entitled to elect two directors. The nominees of the Series C Preferred are Messrs. Kahn and Rivelli.

     MARTIN F. KAHN has been a director of the Company since the VISTA Merger in February 1995. From February 1995 to October 1996 Mr. Kahn served as Chairman of the Board of Directors of the Company. From 1992 to February 1995, Mr. Kahn served as Chairman of the Board of Directors of VISTA Environmental. From 1989 to 1992, Mr. Kahn was Chairman of the Board of Environmental Audit, Inc. Prior to 1989, Mr. Kahn served as President of BRS Information Services, a provider of on-line information to health care professionals. Mr. Kahn also serves as Chairman of the Board of One Source Information Services, Inc., a developer and marketer of integrated business information and software, and as Chairman of the Board of CDP Technologies, Inc., a medical, scientific and technical information provider.

     PATRICK A. RIVELLI has served as a director of the Company since the VISTA Merger in February 1995. Mr. Rivelli is a founder of Sunwestern Investment Fund III Limited Partnership, a venture capital fund, and has been the General Partner of Sunwestern L.P. since 1988. Mr. Rivelli has also served as the President and a director of Sunwestern Managers Inc., the management company of Sunwestern Limited Fund, since October 1992. Mr. Rivelli is also a director of Maxserv Inc., an information services firm.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which met 5 times and took 5 actions by written consent during the fiscal year ended December 31, 1997. Committees established by the Board include the Audit Committee and the Compensation Committee. Each of the directors of the Company, who were serving as directors during 1997, attended 75% or more of the aggregate meetings of the Board and all such committees on which he served during 1997.

     The members of the Audit Committee during the fiscal year ended December 31, 1997, were Messrs. Seid and Freeman. The function of the Audit Committee is to review the internal and external financial reporting of the Company, the scope of the independent audit and to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met 1 time during the fiscal year end December 31, 1997.

     The members of the Compensation Committee as of December 31, 1997 were Messrs. Seid and Rivelli. The function of the Compensation Committee is to recommend the compensation for those officers who are also directors and for senior management, and to review senior management's objectives and to make recommendations to the Board of Directors regarding the administration of and the grant of options under the Amended and Restated 1990 Stock Option Plan (the "1990 Plan"), the 1995 Stock Incentive Plan (the "1995 Plan"), and all other equity-based compensation plans adopted by the Company. The Compensation Committee met one time during the fiscal year ended December 31, 1997.


                               DIRECTOR COMPENSATION

DIRECTORS' FEES

     The Company is obligated to pay each director who is not an employee of the Company $200 for each Board meeting and committee meeting attended and reimburses each director for out-of-pocket expenses.

AUTOMATIC OPTION GRANT

     Pursuant to the 1995 Plan, each non-employee director receives an automatic grant of options to purchase 5,000 shares of Common Stock on January 1 each year the 1995 Plan is in effect at the then prevailing market price at the time of the grant (the "Director Options"). The Director Options are granted on a pro-rata basis for non-employee directors who are not directors for a full twelve months prior to the date of grant, such that if a non-employee director serves as a director for six months, that individual receives an option to purchase 2,500 shares of Common Stock (50% of a full grant) for that year. The Director Options expire five years from the date of grant (subject to earlier termination in the event of death), are not transferable (except by will or the laws of descent and distribution,) and are fully exercisable six months after the date of grant.

                     EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended December 31, 1997, 1996 and 1995 by the Chief Executive Officer of the Company and the two other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997.

                              SUMMARY COMPENSATION TABLE


                                                      Annual Compensation
                                          ------------------------------------------

Name and Principal Position        Year      Salary ($)     Bonus ($)      Other ($)
---------------------------        ----      ----------     ---------      ---------

Thomas R. Gay (1)                  1997        195,000         --          11,000 (2)
     Chief Executive Officer       1996        187,500         --          11,000 (2)
                                   1995        169,167         --           8,688 (3)

E. Stevens Hamilton                1997        144,00          --             --
     Vice President,               1996        138,000         --             --
     Chief Financial Officer       1995(4)       --            --             --

Howard Shuster                     1997        110,000        10,000          --
     Vice President, Sales         1996         28,000         --             --
                                   1995(4)       --            --             --

(1) Mr. Gay became Chief Executive Officer of the Company on February 28, 1995, concurrent with the VISTA Merger.

(2) Includes an annual car allowance of $6,000 and country club memberships dues of $5,000.

(3) Includes an annual car allowance of $5,000 and country club membership dues of $3,688.

(4) Mr. Hamilton and Mr. Shuster did not begin service to the Company until 1996.

     The following table sets forth information with respect to grants of stock options during the last fiscal year to the persons named in the Summary Compensation Table.


                         OPTION GRANTS IN LAST FISCAL YEAR

                        Number of Securities    Percentage of Total
                         Underlying Options       Option Granted to      Exercise or Base      Expiration
         Name                Granted (#)      Employees in Fiscal Year       Price ($)            Date
         ----                -----------      ------------------------       ---------            ----
 Thomas R. Gay                 80,000                   15%
 E. Stevens Hamilton          150,000                   29%
 Howard Shuster                50,000                   10%

     The following table sets forth information with respect to option exercises and fiscal year-end option values for the persons named in the Summary Compensation Table.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION VALUES

                                                             Number of Securities       Value of Unexercised
                                                             Underlying Unexercised     In-the Money Options
                           Shares                            Options at FY-End (#)          at FY-End($)
                         Acquired on                         ---------------------          ------------
 Name                   Exercise (#)  Value Realized ($)   Exercisable/Unexercisable  Exercisable/Unexercisable
 ----                   ------------  ------------------   -------------------------  -------------------------
 Thomas R. Gay              ---              ---               249,538 / 50,000           _______ /_______
 E. Stevens Hamilton        ---              ---                _____ / 150,000           _______ /_______
 Howard Shuster             ---              ---               16,667 / _______           _______ /_______

              EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

GAY AGREEMENT

     Concurrent with the closing of the VISTA Merger, the Company entered into an employment agreement with Mr. Gay, as President and Chief Executive Officer of the Company. The agreement between the Company and Mr. Gay provides for (i) an initial base salary of $180,000 for the first year of employment and a base salary of, $195,000 for the second year of employment; (ii) a grant of incentive stock options to purchase 150,000 shares of Common Stock with an exercise price equal to $1.41 per share (the fair market value of one share of the Common Stock on the date of grant) which options vest in two equal installments on the first and second anniversary of the date of grant and remain exercisable for a period of ten years; (iii) a bonus in the range from $60,000 to $100,000 based upon the achievement of certain performance criteria to be established by the Board; (iv) an automobile allowance of $500 per month; and (v) a country club membership allowance of up to $5,000 per year. The initial term of this agreement expired on February 28, 1997. On February 28, 1997 a new agreement was completed which continued the terms of the original agreement through December 31, 1997 with the following additions: (i) a grant of incentive stock options to purchase 15,000 shares of Common Stock with an exercise price equal to $1.00 per share (in consideration of Mr. Gay's willingness to forgo a contractual base salary increase during 1996) and (ii) if Mr. Gay is terminated by the Company "other than for cause" (as such phrase is defined in the agreement), then Mr. Gay would be entitled to his base salary, health, medical and similar benefits for nine months following the termination.

     In the event of a "change in control" of the Company (as defined in the agreement), (i) all unvested options granted to Mr. Gay under the agreement immediately vest and become fully exercisable; and (ii) the agreement automatically terminates and Mr. Gay is entitled to receive all accrued salary due and owing plus salary for a period of either one year or until the existing term of the agreement expires, whichever is longer. The agreement also prohibits disclosure of confidential information to anyone outside of the Company both during and after employment and prohibits competition with the Company and the solicitation of customers and employees of the Company for two years after termination of employment.

     CHANGE IN CONTROL AGREEMENTS

     In addition to the terms of Mr. Gay's employment agreement relating to changes in control of the Company, the Company's 1995 Stock Incentive Plan (the "1995 Plan") provides that, unless otherwise provided in an agreement evidencing an option granted under the 1995 Plan, in the event of a "change in control" of the Company (as defined below), all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms. In addition, in the event of such a change in control, the committee administering the 1995 Plan, in its sole discretion, may provide that some or all participants holding outstanding options will receive for each share of Common Stock subject to such options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of a change in control over the exercise price per share of such options.

     For purposes of the 1995 Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company to a person not controlled by the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) a merger or consolidation to which the Company is a party if the Company's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, (iv) the Incumbent Directors (defined as the directors in office as of the effective date of the 1995 Plan or any persons who subsequently become directors and whose election or nomination was approved by at least a majority of Incumbent Directors) cease for any reason to constitute at least a majority of the Board; or (v) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

                               RELATED TRANSACTIONS

     In March and April 1997 the Company issued $700,000 of Senior Subordinated Promissory Notes (the "1997 Senior Notes"), bearing interest at 16% and due in March and April 1998. The 1997 Senior Notes were issued together with warrants to purchase a number of shares of Common Stock equal to 100% of the amount of the 1997 Senior Notes based upon the exercise price of 125% of the fair-market value of the Common Stock 21 days prior to funding. Jay D. Seid, Chairman of the Board of Directors, Thomas R. Gay, Chief Executive Officer and Director of the Company, Martin F. Kahn, Richard J. Freeman, and Robert J. Moeller, directors of the Company, participated in this funding in the amounts of $45,000, $50,000, $33,000, $100,000, and $5,000 respectively pursuant to the
1997 Senior Notes. The Senior Notes were all converted to Common Stock during 1997 pursuant to terms thereof, whereby the principal and accrued interest were convertible into Common Stock at a price equal to 70 percent of the 21 day trailing average of the stock price.

     In October 1997 the Board of directors of the Company approved the extension of options to purchase 128,677 shares of Common Stock held by PSB Co. Investment Fund and options to purchase 58,824 shares of Common Stock held by Paul S. Bachow from December 31, 1997 to December 31, 1998.

                 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company for the year ended December 31, 1997, all executive officers and greater-than-10% shareholders filed the required Section 16(a) reports in a timely manner].

                          INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP was selected as the independent public accountants for the Company in 1998. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

               OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of Proxy Card to vote the Proxy Cards in accordance with their judgment of what is in the best interest of the Company.


                              STOCKHOLDERS' PROPOSALS

     The rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. Stockholder proposals, prepared in accordance with the proxy rules, for consideration at the 1999 Annual Meeting must be received by the Company on or before March 31, 1999.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Thomas R. Gay
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

San Diego, California
September 25, 1998

                       VISTA INFORMATION SOLUTIONS, INC.
                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


                           -- PLEASE DETACH HERE --
--------------------------------------------------------------------------------
                    PLEASE MARK, SIGN, DATE AND RETURN THE
                    PROXY CARD USING THE ENCLOSED ENVELOPE.

1.  Election of directors:  Robert Boscamp       Earl Gallegos   /  /  FOR all nominees listed below (except   /  /  WITHHOLD
                            Richard J. Freeman   Thomas R. Gay         as marked to the contrary below)              AUTHORITY

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED    -----------------------------------------------------------
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX
PROVIDED TO THE RIGHT.)                                          -----------------------------------------------------------

2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

Address Change? Mark Box  /  /       I Plan to Attend the Meeting  /  /
Indicate changes below:
                                     The shares represented hereby will be voted as specified. If no specification is made, such shares will be voted FOR the nominees listed.

                                     Date
                                          --------------------------------------


                                     -------------------------------------------

                                     -------------------------------------------
                                     Signature(s) in Box
                                     THIS PROXY CARD MUST BE SIGNED EXACTLY
                                     AS NAME APPEARS THEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           -- PLEASE DETACH HERE --

The undersigned hereby appoints Thomas R. Gay and E. Stevens Hamilton or either of them, proxies and attorneys-in-fact, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock in VISTA Information Solutions, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders to be held on October 27, 1998, and at any adjournment thereof as hereinafter specified upon the proposals listed below.


                                                             -------------------
                                                               SEE REVERSE SIDE
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